MATRIX ADVISORS VALUE FUND, INC.
 MATRIX ADVISORS FUNDS TRUST

Wrapper to Adviser Code of Ethics

Matrix Advisors Value Fund, Inc. and Matrix Advisors Funds Trust, on behalf of each of their series (each a “Fund” and collectively, the “Funds”), hereby adopt as their own the annexed Code of Ethics (the “Code”) of their investment adviser, Matrix Asset Advisors, Inc. (the “Adviser”), with the following changes:

1. Definitions.

(a) “Access Person” means any Advisory Person of a Fund.  All of a Fund’s directors, officers and general partners are presumed to be Access Persons of the Fund.

(b) “Advisory Person” means (i) any director, officer, general partner or employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(c) “Access Persons” with respect to a Fund under the Code shall not include any individual who is required to file reports under the attached Code for the Adviser.

(d) Any director of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (“disinterested director”) shall not be deemed to be an “Access Person” as that term is used in the Code, except for purposes of Sections III.4, IV.3, IV.4 and Section IV.5 of the Code.

(e) “Covered Securities” means a security as defined in section 2(a)(9) of the Investment Company Act of 1940, except that it does not include (i) direct obligations of the Government of the United States; Banker’s acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; shares issued by open-end funds and Exchange Traded Funds (ETFs).

(f) The term “Covered Securities” in connection with the reporting requirements of the disinterested directors set forth below shall not include mutual funds advised and sub-advised by the Adviser, as defined in Section III.4 of the Code.

(g) The “Chief Compliance Officer” for purposes of the Funds’ Code shall be Ms. Laurie S. Gaeta.

2. Pre-Clearance Requirements for Disinterested Directors

(a) A disinterested director of the Fund must pre-clear a transaction in a Covered Security.  The pre-clearance request may be in the form of a verbal or email request to David A. Katz or the Chief Compliance Officer. A transaction in a Covered Security may be approved as long as the Fund is not trading the subject security on the requested trade date. A disinterested director of a Fund is subject to a one-day blackout period for securities being traded by the Fund. This one-day blackout period does not apply to securities being traded by other Matrix client accounts.

3. Reporting Requirements for Disinterested Directors.

(a) A disinterested director of a Fund must report a transaction in a Covered Security in a quarterly transaction report.  The form of quarterly transaction report is set forth on Exhibit A. A disinterested director need not report any transactions effected for Covered Securities held in any account over which the person has no direct or indirect influence or control.  Disinterested directors are not subject to the requirements relating to Initial or Annual Holdings Reports or any of the other requirements set forth in Section III.7 of the Code, except for the quarterly transaction reports described above. Disinterested directors should complete and return a quarterly transaction report even when there are no transactions to report.

(b) The Chief Compliance Officer or her designee will identify all “Access Persons” who are under a duty to make reports under the Funds’ Code and will inform these persons of such duty.

4. Administration of the Code of Ethics.

(a) General Rule

The Funds must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

(b) Written Report to Board of Directors

No less frequently than annually, the Funds must furnish to their board of directors, and the board of directors must consider, a written report that:

(1)	Describes any issues arising under the Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(2)	Certifies that each Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code.

(c) Sanctions. A sanction, if any, to be imposed on a disinterested director may be imposed not by the Adviser but rather by a majority of the other, uninvolved directors of the Fund.

Amended: July 15, 2016

2

EXHIBIT A

MATRIX ADVISORS VALUE FUND, INC. QUARTERLY
REPORT OF SECURITIES TRANSACTIONS

FOR THE QUARTER ENDED

☐I have securities transactions to report for the quarter and they are listed as follows (to report additional transactions, please attach additional pages, as needed). This report will not be construed as an admission that I have any direct or indirect beneficial ownership in the Convened Securities to which this report relates.

DATE	SHARES/ AMOUNT	SECURITY*	INTEREST RATE/ MATURITY DATE (if applicable)	PRICE	BUY	SELL	NAME OF BROKER OR BANK USED

*Please list the full name of the security as well as the ticker symbol or CUSIP number.

NOTES

Directions:

1.	Include all transactions during the calendar quarter set forth above in “Covered Securities” in which you (or a member of your “Family/Household”) has “Beneficial Ownership,” as such terms are defined in the Code.

2.	Report all transactions for all accounts except with respect to accounts over which you have no direct or indirect influence or control. You are also not required to report transactions effected pursuant to an “Automatic Investment Plan” as defined in the Code.

3.	A report on this form is required within 30 calendar days after the end of each quarter.

Name (Please Print)

Date Submitted:

Signature

Matrix Advisors Value Fund, Inc.
747 Third Avenue
New York, NY 10017
Tel. (212) 486-2004
Fax (212) 486-1822

CODE OF ETHICS
POLICY ON PERSONAL SECURITIES TRANSACTIONS AND
INSIDER TRADING

• Be Ethical

• Act Professionally

• Improve Competency

• Exercise Independent Judgment

June 2011

I	INTRODUCTION	3
I.I	CODE OF ETHICS	3
I.2	"ACCESS PERSONS"	4
I.3	"BENEFICIAL OWNERSHIP"	5
II	PENALTIES	6
II.1	VIOLATIONS OF THE CODE	6
II.2	PENALTIES	7
II.3	DISMISSAL AND/OR REFERRAL TO AUTHORITIES	8
III	EMPLOYEE TRADE PROCEDURES	9
III.1	PRE-CLEARANCE	9
III.2	TRADE REPORTS	10
III.3	POST-REVIEW	11
III.4	PRE-CLEARANCE AND REPORTING REQUIREMENTS	12
III.5	CONFIDENTIALITY	12
III.6	ACKNOWLEDGEMENT OF BROKERAGE ACCOUNTS	12
III.7	INITIAL AND ANNUAL HOLDINGS REPORTS	13
IV	RESTRICTIONS	14
IV.1	RESTRICTED SECURITIES	14
IV.2	SHORT-TERM TRADING PROFITS (60-DAY TRADING RULE)	15
IV.3	BLACKOUT PERIODS	16
IV.4	INSIDER TRADING	15
IV.5	MARKET TIMING	15
IV.6	INDEPENDENT RESEARCH	16
IV.7	GIFTS AND HOSPITALITY	17
IV.8	POLITICAL ACTIVITIES	17
IV.9	DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT	19
IV.10	PURCHASE AND SALES OF MUTUAL FUNDS ADVISED AND SUB-ADVISED BY MAA	19
V	REGULATORY REQUIREMENTS	20
V.1	INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940	20
V.2	REGULAROTY CENSURES	20
V.3	RECORDKEEPING	20
VI	ACKNOWLEDGEMENT AND CERTIFICATION	22
APPENDIX A-FOR ADVISORY PERSONS		23

June 2011

I INTRODUCTION

I.1 Code of Ethics	Matrix Asset Advisors, Inc. (MAA), as a registered investment adviser and adviser to the Matrix Advisors Value Fund (the

“Fund”), has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and  Insider Trading (“Code”) is adopted under Rule 17j-1 of the Investment Company Act and Rule 204A-1 under the Investment Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between MAA and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of MAA.

In addition to this Code, please refer to the policies outlined in the Handbook for MAA Employees and the MAA policy of adhering to the CFA Institute Code of Ethics and Standards of Professional Conduct.

Acknowledgment of, and compliance with, this Code is a condition of employment.  The Code must be read, complied with and acknowledged by signature at hire, upon any change to the Code, and annually during the employee’s employment with MAA.

As an employee, you must –

•   Be ethical

•   Act professionally

•   Improve competency

•   Exercise independent judgment

To avoid conflicts of interest, MAA employees, officers, and directors are  required to disclose to the Chief Compliance Officer all pertinent information related to brokerage accounts, outside business activities, and other Code related information.

I.2 “Access Persons”                      Access Persons

For the purposes of this Code, MAA defines an “access person” as any director or officer, or any employee who in connection with his or her regular functions or duties –

•	has access to nonpublic information regarding clients' purchase or sale of securities,

•	is involved in making securities recommendations to clients,

•	has access to such recommendations that are nonpublic, or

•	has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds.

Because any employee may at some time access or obtain investment information, MAA designates all employees (including independent contractors, if deemed appropriate) as “Access Persons,” and subject as a result to the policies and procedures of the Code. The list of access persons will be kept current on an ongoing basis.

I.3 “Beneficial
Ownership”

Personal securities transaction reports must include all accounts in which you have a beneficial interest and over which you exert direct or indirect control, including –

•	accounts of immediate family members in the same household; and

•	any other account, including but not limited to those of relatives and friends, over which you exercise investment discretion.

Direct and indirect control and beneficial interest may be further construed to include accounts for which an Access Person is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

Further, subject to the specific provisions of Rule 16a-1(a)(2), beneficial ownership generally means having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect “pecuniary interest” in the securities. (i) “Pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. (ii) “Indirect pecuniary interest” includes: (a) generally, securities held by members of the person’s “immediate family” sharing  the same household (which ownership interest may be rebutted); (b) a general partner’s proportionate interest in portfolio securities held by a general or limited partnership; (c) a person’s right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person’s interest in securities held by a trust; (e) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

II PENALTIES

II.1 Violations of the Code

The firm’s Chief Compliance Officer will report violations of the Code monthly to the President.  Each Access Person must immediately report to the Chief Compliance Officer any known or reasonably suspected violations of this Code of which he or she becomes aware.

The Chief Compliance Officer will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the Chief Compliance Officer to the Board, not withstanding any information deemed material in nature, which the Chief Compliance Officer will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits.

II.2	Penalties Penalties for violation of this Code may be imposed on Access Persons as follows:

•   Minor Offenses –
¾	First minor offense – Verbal warning;
¾	Second minor offense – Written notice;
¾	Third minor offense – $1,000.00 fine to be donated to the Access Person’s charity of choice*.

Minor offenses include the following: failure  or late submissions of monthly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request timely trade pre-clearance, and conflicting pre- clearance request dates versus actual trade dates.

•    Substantive Offenses –
¾	First substantive offense – Written notice;
¾	Second substantive offense – $1,000 or disgorgement of profits (whichever is greater) to be donated to the Access Person’s charity of choice*;
¾
Third  substantive  offense  –  $5000  fine  or disgorgement of profits (whichever is greater) to be donated to the Access Person’s charity of  choice* or termination of employment and/or referral to authorities.

Substantive offenses include the following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of blackouts and short-term trading for profit (60-day rule).

The number of offenses is determined by the cumulative count over a 12 month period.

•   Serious Offenses –
A Portfolio Manager trading with insider information and/or “front running” a client or fund that he/she manages is  considered  a  “serious  offense”.    MAA  will  take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

MAA may deviate from the penalties listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

* The fines will be made payable to the Access Person’s charity of choice (reasonably acceptable to MAA) and turned over to MAA, which in turn will mail the donation check on behalf of the Access Person.

II.3 Dismissal and/or
Referral to Authorities

Repeated violations of the Code may result in dismissal. In addition, a single flagrant violation, such as fraud or insider trading, may result in immediate dismissal and referral to authorities.

III EMPLOYEE TRADE PROCEDURES

III.1 Pre-clearance	•	All Access Persons in the firm must pre-clear personal securities transactions as specified in Section III.4.

•	All pre-clearance requests (requests for prior approval) must be approved and signed by the Chief Investment Officer or a MAA Partner and submitted to the Chief Compliance Officer. It is the responsibility of the Access Person to ensure that the Chief Compliance Officer receives pre-clearance requests.

•	At a minimum, indicate the following information on your pre-clearance request –
(a) Proposed transaction date
(b) Transaction Type: BUY or SELL

(c) Security Name (include coupon rate and maturity date  for fixed income securities)  and  Ticker  or CUSIP
(d) Security Type:  Common Stock, Options, or Bonds
(e) Number of shares or approximate dollar amount.

•	Requests may be submitted from 9:00 am (Eastern) until an hour before the market closes for the day. Responses will be made as soon as feasible.

•	Pre-cleared trades are valid for same day trades only. No exceptions.

•	Pre-clearance does not preclude the possibility of a potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but month end review of each personal trade will reveal a conflict occurring after the trade is executed.

•	It is the responsibility of each Access Person to ensure that the report has been received by the Chief Compliance Officer.

Certain personal securities transactions should be reported whether pre-cleared or not (See Section III.4 for details).

III.2 Trade Reports

•	Monthly Trade Reports (in lieu of quarterly transaction reports required under 17j-1(d)(ii) of the Investment Company Act and Rule 204A-1 under the Investment Advisers Act including all required information) which list personal securities transactions for the month must be submitted by Access Persons no later than the 10th day after the end of each calendar month. If the 10th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.

•	Monthly Trade Reports must be submitted using the Monthly Trade Report form to the Chief Compliance Officer. If there are no activities for the month, a report indicating such is still required to be submitted.

•	MAA requires duplicate copies of monthly brokerage account statements to be forwarded to the Chief Compliance Officer. If your broker is unable to directly send duplicate copies, please inform Compliance in writing. When opening or closing brokerage accounts, please notify the Chief Compliance Officer when submitting the monthly trade report.

•	The Chief Compliance Officer will conduct a review of all Monthly Trade Reports as required under 17j-1(d)(v)(3) and 204A-1. The CIO reviews the Chief Compliance Officer’s Monthly Trade Reports.

•	A List of all Access Persons required to file Monthly Trade Reports with their respective accounts under the reporting requirements is maintained. All Access Persons are notified of the reporting requirements at the time of hire by way of the initial certification with the Code and annually thereafter as Compliance with the Code is re-certified. Certification is in the form of a written acknowledgement that the employee has read and agrees to comply with all aspects of the Code.

•	MAA maintains all copies of Monthly Trade Reports and pertinent documentation to comply with the recordkeeping requirements under 17j-1(f) and 204A-1.

III.3 Post-review
 MAA Compliance will match any broker statements received to pre-clearance requests.  Not only for proper preclearance, but also to assess whether the access person is trading for his own account in the same securities he is trading for clients, and if so whether the clients are receiving terms as favorable as the access person takes for himself. Compliance will also periodically analyze the access person's trading for patterns that may indicate abuse, including market timing. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Access Person transactions will also be screened for the following:

•	Same day trades: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.

•	7-day Blackout period: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (other non-listed securities).

•	Short-term trading profits: Purchase/Sale, or vice versa, occurring within 60 days in the same security resulting in net profit. Access Persons are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.

•	Other potential conflicts: Certain transactions may also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.

III.4 Pre-Clearance and Reporting Requirements	The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

Security Type	Pre-Clearance	Monthly Reporting
Equity transactions (1)	Yes	Yes
Fixed inc. transactions	Yes	Yes
Mutual Funds advised & sub-advised by MAA	Yes	Yes
Mutual Funds not advised by MAA	No	No
Exchange traded index fund	Yes	Yes
US Tsv/Agencies	Yes	Yes
Short term/cash equiv. (3)	No	No
SPP/DRIPs-quto purch (2)	No	No
Employee 401K-auto purchases (4)	No	Yes
All other securities.....Consult Compliance Officer
(1)	Including Listed options, IPOs, and limited offerings.
(2)	Sales of stocks from SPP or DRIPs: Please notify MAA Compliance in writing of the sale and include transactions in your quarterly reports.
(3)
Reporting excludes money market funds, bankers acceptances, bank certificates of deposit, commercial paper, high quality short term debt instruments including repurchase agreements as per 17j-1(a)(4)(ii) and 204A-1.

(4)	Requires only reporting changes in investment options.

III.5 Confidentiality
All reports of personal securities transactions, holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information is also subject to review by appropriate MAA personnel (Compliance and/or Senior Management), consultants and legal counsel and may be provided to directors and officers of mutual funds advised or sub-advised by MAA and their legal counsel. Such information may also be provided to the Securities and Exchange Commission (“SEC”) or other government authority when properly requested or under court order.

III.6 Acknowledgment of Brokerage Accounts
All Access Persons are required to submit a list of all brokerage accounts as required by the Code at the time of hire.   In addition, Access Persons are responsible for ensuring that any new or closed accounts are communicated to Compliance monthly when submitting the monthly trade report.

III.7 Initial and Annual Holdings Report
All Access Persons are required to report all activity in brokerage accounts and a statement of holdings (subject to Code requirements) within 10 days of employment and annually. A broker/custodial statement (no more than 45 days old) will suffice in lieu of a separate initial or annual holdings report. The Access Person is responsible for ensuring that Compliance receives duplicate copies of statements if those are sent directly by the brokers.

The Chief Compliance Officer will conduct a review  of all initial and annual holdings reports as required under 17j-1(d)(v)(3) and 204A-1.  The Chief Investment Officer will conduct a review of the Chief Compliance Officer’s annual holdings reports.

A List of all Access Persons required to file initial and annual holdings reports with their respective accounts under the reporting requirements is maintained. All Access Persons are notified of the reporting requirements at the time of hire by way of the initial certification with the Code and annually thereafter as Compliance with the Code is re-certified.

MAA maintains all copies of initial and annual holdings reports and pertinent documentation to comply with the recordkeeping requirements under 17J-1(f) and 204A-1.

IV RESTRICTIONS

The following are MAA’s restrictions on personal trading:

IV.1 Restricted Securities

SECURITY TYPE	PURCHASE	SALE
A. All Exchange-listed Stocks and Options and NASDAQ National Market Traded Equity Securities	PERMITTED Subject to one-day blackout during execution of client trades. Must pre- clear.	PERMITTED, subject to the following: ¾ One-day blackout during execution of client trades. Must pre-clear.
B. Other Non-Exchange-listed Equity Securities	PERMITTED Subject to pre-clearance requirements.	PERMITTED, subject to the following: ¾ Seven-day blackout during execution of client trades. Pre-clearance requirements.
C. Fixed-Income Securities Excluding Money-Market Instruments	PERMITTED Subject to pre-clearance requirements	PERMITTED, subject to the following: ¾ Pre-clearance requirements.
D. Mutual Funds Advised and Sub-Advised by MAA	PERMITTED ¾ Subject to pre-clearance requirements	PERMITTED, subject to the following: ¾ Pre-clearance requirements.
E. Automatic investment programs or direct stock purchase plans	PERMITTED ¾ Subject to Code of Ethics reporting requirements	PERMITTED ¾ Subject to Code of Ethics reporting requirements

IV.2 Short-Term Trading Profits
(60-Day Trading Rule)	The purchase and sale, and the short-sale and purchase of the same security (or equivalent) within 60 calendar days and at a profit is PROHIBITED.

•	This restriction applies without regard to tax lot considerations;
•	Exercised options are not restricted, however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED;
•	Exceptions require advance written approval from the firm’s Chief Compliance Officer (or designee).

Profits from any sale before the 60-day period expires may require disgorgement. Please refer to “Penalties”, section II of this Code, for additional details.

IV.3 Blackout Periods
For Exchange-listed stocks and options, NASDAQ National Market traded securities and Fixed-income securities, a one-day firm-wide blackout will apply if the issue is being traded on behalf of a client at the time the pre-clear request is made.

All other non-listed issues  are subject to a seven-day firm-wide blackout period.

Blackout periods apply to both buy and sell transactions.

IV.4 Insider Trading
MAA considers information material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally.    Information becomes public  once it is publicly disseminated; limited disclosure does not make the information public (e.g., disclosure by an insider to a select group of persons).

MAA generally defines insider  trading as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

Tipping of material, non-public information is PROHIBITED. An Access Person cannot trade, either personally or on behalf of others, while in possession of such information.

Front-running/scalping involves trading on the basis of non-public information regarding impending market transactions.

•	Trading ahead of, or "front-running," a client or MAA advised or sub-advised mutual fund order in the same security; or

•	Taking a position in stock index futures or options contracts prior to buying or selling a block of securities for a client or advised or sub-advised mutual fund account (i.e., self-front running).

Scalping occurs when an Access Person purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

IV.5 Market Timing	Matrix Asset Advisors, Inc. prohibits late trading and does not engage in market timing when trading in mutual fund shares on behalf of its clients. An Access Person cannot, either personally or on behalf of others, engage in late trading or market timing when trading in mutual fund shares.

IV.6 Independent Research
MAA research analysts perform independent research of issuers and submit such research to the Investment Policy Committee and Chief Investment Officer.
Compensation  of the  research analysts  is  tied to the quality of the analysis performed as it is reflected in the quality of investment selection by the Investment Policy Committee and the Chief Investment Officer.

IV.7 Gifts and Hospitality	MAA does not allow employees to accept excessive gifts and hospitality. Any gift or hospitality in excess of $250 must be reported to the Chief Compliance Officer.

IV.8 Policy Regarding Political Activities by Investment Advisors SEC Rule 206(4)-5 (Pay-to-Play)
MAA prohibits its employees to make, or direct or solicit any other person to make, any political contribution or provide anything else of value for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business (“pay-to-play”).

MAA must monitor political activities by its employees. “Employees” are defined as an employee and any member of the employee’s household. Political activities (“Contributions”) are defined as any gift, subscription, loan, advance, or deposit of money or anything of value made for:

1.  The purpose of influencing any election for federal, state or local office;
2.  The payment of debt incurred in connection with any such election; or
3.  Transition or inaugural expenses incurred by the successful candidate for state or local office.

This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association); or the inaugural committee or transition team of a successful candidate.

Volunteer services provided to a campaign by employees are also considered Contributions.

All employees are required to obtain written approval from Matrix’s Chief Compliance Officer and Chief Investment Officer prior to making any Contribution of any value. However, Contributions made to a candidate for federal office where the Candidate is not a state or local official at the time of the Contribution need not be pre-approved.

Employees must obtain approval from Matrix’s Chief Compliance Officer and Chief Investment Officer prior to Coordinating or Soliciting Contributions, or engaging in any other political fundraising. Coordinating or Soliciting Contributions, or political fundraising, may even include, for example, merely having one’s name appear in the letterhead or any other portion of a fundraising letter.

Employees must request approval for such activities in writing by filling out a “Political Contribution Pre- Clearance Form” which can be obtained from MAA’s Chief Compliance Officer.

MAA will allow employees’ written requests for contributions to any state candidate, local candidate or official, if:

1.  The employee is entitled to vote for such candidate and the Contribution(s) do not exceed $350 per election; or

2.  The employee is not entitled to  vote  for the candidate and the Contribution(s) do not exceed $150 per election.

MAA  will consider other written requests  for contributions on a case by case basis, but precludes Contributions exceeding the above thresholds.

Contributions made by others (for example, family members residing outside the employee’s household, placement agents, consultants, attorneys, businesses, etc.) at the direction or suggestion of an employee, are considered to be made by that employee for purposes of this Policy. Because of the potential impact on Matrix’s business, this Policy prohibits employees from circumventing this Policy or Rule 206(4)-5 in such manner or any other manner.

At the end of each calendar year, MAA’s Chief Compliance Officer will distribute an “Annual Political Contributions Certification Form” to all employees. This Form is intended to capture information regarding any Contribution made by each such employee during that calendar year and must be returned within 10 calendar days of receipt.

Employees  must  return  the  forms  either (1) acknowledging that no Contributions were made, or (2) disclosing all Contributions  made, including Contributions for which the employee received pre- clearance. In order to protect the privacy of employees, the records shall be treated as confidential and may only be reviewed by person(s) with a “need to know” or for purposes of making necessary disclosures to the SEC, if required.

MAA’s Chief Compliance Officer will maintain records of all Political Contributions Pre-Clearance Forms and Annual Political Contributions Certification Forms.

MAA’s Chief Compliance Officer will also maintain a list of all government entities for which MAA acts as investment advisor including those government entities invested in the Matrix Advisors Value Fund.

Current and new Employees are subject to a two-year look-back for prior political contributions.  Any prior political contributions in excess of the threshold may impact MAA’s ability to accept government entity assets under management.

IV.9 Directorships and Other Outside Employment
MAA  prohibits  employees  to  assume directorships  for for-profit organizations, public or private companies or to secure other outside employment except where express approval is received from the Chief Compliance Officer.

IV.10 Purchases and Sales of Mutual Funds Advised and Sub-Advised By MAA
MAA requires pre-clearance of all transactions in mutual funds advised and sub-advised by MAA.  Monthly reporting of purchases and sales of such mutual funds is also required.

Mutual Fund Holdings
Access Persons are required to report holdings in mutual funds advised and sub-advised by MAA.

Mutual Fund Transactions
Transactions in MAA advised and sub-advised mutual funds are required to be pre-cleared. On a monthly basis, Access Persons are required to report any purchases or sales of MAA advised and sub-advised mutual funds.

Employee 401K Plans
Access Persons are required to report investment option changes for MAA advised and sub-advised mutual funds for their 401K plans.

90 Days Holding Period
Access Persons are required to hold shares in MAA advised and sub-advised mutual funds for 90 days as outlined in MAA’s Employee Trading Policy and Procedures.

V REGULATORY REQUIREMENTS

V.1 Investment Advisers Act of 1940 and Investment Company Act of 1940
The SEC considers it a violation of general antifraud provisions of federal securities laws whenever an adviser, such as MAA, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, MAA cannot  engage in activities which would result in conflicts of interests (for example, “front- running,” scalping, or favoring proprietary accounts over those of the clients’). Employees of MAA are required to obey all of the federal securities laws.

V.2 Regulatory Censures
The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration  of any investment adviser based on a:

¾	Failure reasonably to supervise, with a view to prevent violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.
¾	However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if

(a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and
(b) such supervisor or manager has reasonably discharged the duties and obligations incumbent upon him/her by reason of such procedures and systems without reasonable cause to believe that such procedures and system were not being complied with.

V.3	Recordkeeping

Rule 204-2 Books and records to be maintained by investment advisers.

(a)(12)(i) A copy of the investment adviser's code of ethics adopted and implemented pursuant to Rule 204A-1 that is in effect, or at any time within the past five years was in effect;

(ii) A record of any violation of the code of ethics, and of any action taken as a result of the violation; and

(iii) A record of all written acknowledgments as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of the investment adviser.

(13)(i) A record of each report made by an access person as required by 204A-1(b), including any information provided under paragraph (b)(3)(iii) of that section in lieu of such reports;

(ii) A record of the names of persons who currently are, or within the past five years were, access persons of the investment adviser; and

(iii) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under Rule 204A-1(c), for at least five years after the end of the fiscal year in which the approval is granted.

VI ACKNOWLEDGEMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Matrix Advisors Value Fund, Inc.’s Code of Ethics and Policy on Personal Securities Transactions and Insider Trading.  This Code is in addition to MAA’s policy on adhering to the CFA Institute Code of Ethics and Standards of Professional Conduct, as outlined in the MAA Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Matrix Advisors Value Fund, Inc. Code, I certify that I will not:

•	Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

•	Employ any device, scheme or artifice to defraud Matrix Asset Advisors, Inc., or any company;

•	Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Matrix Asset Advisors, Inc. or any company;

•	Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

•	Engage in any manipulative practice with respect to Matrix Asset Advisors, Inc. or any company;

•	Trade on inside information;

•	Trade ahead of or front-run any transactions for MAA managed accounts;

•	Trade without obtaining the necessary pre-clearance.

I understand that it is a violation  of the Code to  fail to submit a record  of my personal securities transactions within 10 calendar days of month-end.

I understand that, as an employee of Matrix Asset Advisors, Inc., it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Matrix Asset Advisors, Inc. Compliance upon opening or closing brokerage accounts monthly.

Any exceptions, where applicable, are noted as follows:

Signature

NAME (Print)

Date

The Acknowledgment and Certification form is due 10 days from date of receipt. Signed copies must be submitted to the Chief Compliance Officer.

APPENDIX A- FOR ACCESS PERSONS

CODE SECTION	HOW APPLIED	HOW ADMINISTERED
Penalties	Penalties will be assessed as described in the policy if Access Persons violated the applicable sections of the Code.	The Chief Compliance Officer will apply and report penalties as applicable.
Monthly Trade Reports
Monthly Trade reports will be
required each month for all personal securities trading as defined in the Code. Monthly Trade Reports are in lieu of quarterly transaction reports required under 17j-1(d)(ii) and
204A-1 and includes all required information.

The Chief Compliance Officer will
collect trade reports for Access Persons. Monthly Trade Reports must be received by the Chief
Compliance Officer by the 10th day of the month for the previous month’s trading activity. It is the responsibility of the Access Person to ensure that the Chief Compliance
Officer receives the Monthly Trade
Report within the 10-day timeframe.

Post Review	Trades will be reviewed to assure that all reports were submitted timely and to ascertain any improprieties.	The Chief Compliance Officer will conduct post review of trade reports. The CIO will conduct a post review of the Chief Compliance Officer’s trade reports.
Acknowledgement of Brokerage Accounts	Access Persons are required to notify the Chief Compliance Officer if they have opened or closed a brokerage account when submitting a monthly trade report.	The Chief Compliance Officer will collect and review monthly trade reports to determine if any brokerage accounts have been opened or closed for Access Persons.
Initial and Annual Holdings Report	Initial reports will be required at hire and annual holdings at each year-end for all Access Persons. Broker statements may be used to satisfy these requirements.
The Chief Compliance Officer will
collect and review initial and annual holdings reports for Access Persons. Initial and annual holdings reports must be submitted to the Chief
Compliance Officer within 10 days of hire and following each year-end. Initial and annual holdings reports must contain current holdings information (no more than 45 days old ).

Insider Trading Restrictions	Insider trading restrictions will apply as described in the Code.	Trade reviews described above seek to identify any cases of insider trading.
Initial and Annual Political Contribution Reports	Initial and Annual Political Contribution Reports will be required.	The Chief Compliance Officer will collect and review of all Initial and Annual Political Contributions Reports to ensure that all activity is conducted in compliance with the Code.

EMPLOYEE INITIAL SECURITIES HOLDINGS  REPORT AND CERTIFICATION

Statement to MATRIX ASSET ADVISORS By                                                                     (Please print your full name)

Today's Date:

As of the date appearing above, the following are each and every covered security* and accounts in which I have a direct or indirect "Beneficial Ownership" Interest. For purposes of this report, the term Beneficial Ownership shall mean, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “family member”, including any account in which the employee, or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “family member” means any person’s spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person and any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a “significant other.”

					Nature of Interest	Broker, Dealer (or
Name of Security/	Number of	Security			(Direct Ownership,	Bank acting as
Ticker or Cusip#	Shares/Par Amount	Type	Price	Principal Amount	Spouse, Control, Etc.)	Broker) Involved

I certify that the securities listed above, are the only securities in which I have a direct or indirect beneficial ownership interest.

Employee Signature:

Received By:

Title:

Date:

Reviewed By:

Title:

Date:

Comments:

*Note: In lieu of an employee listing on this form each security held as of year-end, he/she may attach as an exhibit to this document, and account statement(s) from every brokerage firm with which an employee has a beneficial security interest.  Notwithstanding this accommodation, it is the employee’s sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses all relevant securities holdings.

EMPLOYEE ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to MATRIX ASSET ADVISORS By                                                                     (Please print your full name)

For the Calendar year ended:

I certify that the following are all Covered Securities holdings (not including bank certificates of deposit, registered open-end mutual fund shares other than the Matrix Advisors Value Fund, direct obligations of the United states beneficially owned by me as of the year end appearing above.* By “beneficially owned” I mean any securities over which I have influence or control and also any securities (i) in which I, my spouse, or members of our family (including my parents, minor children and any relative of mine who is sharing my home) have beneficial ownership or (ii) from which I or they derive in any manner benefits substantially equivalent to those of ownership.

					Nature of Interest	Broker, Dealer (or
Name of Security/	Number of	Security			(Direct Ownership,	Bank acting as
Ticker or Cusip#	Shares/Par Amount	Type	Price	Principal Amount	Spouse, Control, Etc.)	Broker) Involved

I certify that the securities listed above, are the only securities in which I have a direct or indirect beneficial ownership interest.

Employee Signature:

Received By:

Title:

Date:

Date:

Reviewed By:

Title:

Date:

Comments:

*Note: In lieu of an employee listing on this form each security held as of year-end, he/she may attach as an exhibit to this document, and account statement(s) from every brokerage firm with which an employee has a beneficial security interest.  Notwithstanding this accommodation, it is the employee’s sole responsibility to ensure that the information reflected in that statement(s) is accurate and completely discloses all relevant securities holdings.

MATRIX ASSET ADVISORS, INC.

REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

Employee Name:

Compliance Officer Initials:                                                  Date:

* Trades may only be made on the day that approval is granted.

** Reason for denial:

Broker/Account Number:

DATE	NAME OF SECURITY	# OF SHRS, PAR AMOUNT, ETC.	APPROX. PRICE	TICKER SYMBOL OR CUSIP #	PRINCIPAL AMOUNT	PURCHASE (P) SALE (S)	DIRECT OWNER- SHIP (D) SPOUSE (S) CONTROL (C)	APPROVED or DENIED

The person indicated above has stated and represents that:

(A) he/she has no insider information (specifically information relating to planned securities transactions by MAA or affiliated entity) relating to the above referenced issuer(s);

(B) there is no conflict of interest in these transactions with respect to client portfolios (IF A CONFLICT OF INTEREST EXIST, PLEASE CONTACT COMPLIANCE OFFICER IMMEDIATELY.); and

(C) these securities are not initial public offerings (this includes secondary offerings) nor private placements.

MATRIX ASSET ADVISORS, INC.
MONTHLY TRADING REPORT
FOR__________20__

Name of Employee:
Account Name:
Account Number
Act. Open Date:
Custodian:

Date of Trade	Buy or Sell	Security/Ticker or Cusip	No. of Shares and Principal Amt.	Interest Rate	Maturity Date	Price	Broker	Commission	Other Pertinent Information

1
2
3
4
5
6
7
8

I declare that the above or attached information is correct and true to the best of my knowledge.

Signature

Date

Reviewed by Compliance Officer:	Date

*Copies of confirms and/or brokerage statements from the corresponding month may be attached in lieu of completing this form. All corresponding preapproval forms must be attached. All employees must sign, date and return this form within 15 days from the end of the month.  If no trades were done, write "none".  If confirms and/or brokerage statements are attached, write "see attached". This document is for internal use only.
F:Compliance\Employee Trading - monthly trading report.xls

EMPLOYEE ANNUAL POLITICAL CONTRIBUTIONS REPORT AND CERTIFICATION

Statement to MATRIX ASSET ADVISORS, INC. By:                                                                                                                                                                                  (Please print your full name)
For the Calendar year ended :  December 31, 2011

I certify that the following are all Political Contributions (either cash or in-kind) made by me to State and/or Local Government Officials as of the year end appearing above. The below Contributions include Contributions made by others (for example, spouses, family members, placement agents, consultants, attorneys, businesses, etc.) at my direction or suggestion.

		Elected	State/	Contribution	Contribution
Date	Name of Official	Non-Elected	Municipality	Value	Format (i.e. cash, in-kind etc.)

I certify that the political contributions listed above, are the only political contributions I have made to State and/or Local Government Officials. I further certify that no political contributions were made either by me or anyone acting on my behalf for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business (“pay-to-play”).

Signature:                                                                                                                                                                                                                                       Date:

Received By:

Title

Date
Reviewed By:

Title

Date
Comments:

MATRIX ASSET ADVISORS, INC.

REQUEST FOR PRE-CLEARANCE OF POLITICAL CONTRIBUTIONS

Employee Name:

Compliance Officer Initials:                                                  Date:

Reason for denial:

DATE	NAME OF STATE/ LOCAL GOVERNMENT OFFICIAL	ELECTED/ NON- ELECTED	STATE/ LOCAL MUNICIPALITY	INTENDED CONTRIBUTION VALUE	INTENDED CONTRIBUTION FORMAT (i.e. CASH, IN-KIND)	APPROVED/ DENIED

The employee making the request above has stated and represents that:

He/she will not make, or direct or solicit any other person to make, any political contribution or provide anything else of value for the purpose of influencing or inducing the obtaining or retaining of investment advisory services business (“pay-to-play”).